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                                                             Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Amendment No. 1, Form S-3 Registration Statement of Judicate, Inc. (the "Company"), relating to shares of common stock of the Company, of our report dated February 18, 1994, which is incorporated by reference in the Company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1994, as amended by Form 10-KSB/A, No. 3, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

                                 GOLDENBERG ROSENTHAL FRIEDLANDER, LLP
                                 formerly known as GOLDENBERG/ROSENTHAL

Jenkintown, Pennsylvania

November 3, 1995